UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2014

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont		05701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 7, 2014, Casella Waste Systems, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals acted upon at the Annual Meeting and the voting tabulation of each such proposal are set forth below.

Proposal 1:	To elect the following nominees to the Company’s Board of Directors: Messrs. Doody and Peters and Ms. Nagle Green as Class II directors, each to serve for a term ending at the 2017 Annual Meeting of Stockholders or until his or her respective successor has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Non-Votes
Joseph G. Doody	30,731,629	2,817,218	5,683,690
Emily Nagle Green	30,735,182	2,813,665	5,683,690
Gregory B. Peters	20,228,710	3,438,137	5,683,690

Mr. Peters was nominated as the Company’s Class A director. Under the Company’s certificate of incorporation, the holders of the Company’s Class A common stock, voting separately as a class, are entitled to elect the Class A director.

The terms of office of the following directors will continue after the Annual Meeting: Michael K. Burke, James F. Callahan, Jr., Douglas R. Casella, John W. Casella, John F. Chapple III and James P. McManus.

Proposal 2:	To approve an amendment to the Company’s Amended and Restated 1997 Employee Stock Purchase Plan to increase the number of shares of the Company’s Class A common stock authorized for issuance thereunder from 900,000 shares to 1,200,000 shares.

Votes For	Votes Against	Votes Abstaining	Non-Votes
32,534,664	964,909	49,274	5,683,690

Proposal 3:	To approve, in an advisory “say-on-pay” vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstaining	Non-Votes
30,567,688	2,156,631	824,528	5,683,690

Proposal 4:	To adopt and approve amendments to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and Third Amended and Restated By-Laws to declassify the Board of Directors.

Votes For	Votes Against	Votes Abstaining	Non-Votes
32,517,402	963,900	67,545	5,683,690

Proposal 5:	To ratify the appointment of McGladrey LLP as the Company’s independent auditors for the eight-month transition period ending December 31, 2014.

Votes For	Votes Against	Votes Abstaining	Non-Votes
38,442,773	703,351	86,413	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: October 8, 2014	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer